================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of report  (Date of earliest event
                           reported):  May 27, 1997




                            CNF TRANSPORTATION INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)


       Delaware                        1-5046                94-1444798
 ---------------------------         ------------         ------------------
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)



3240 Hillview Avenue, Palo Alto, California                     94304
-------------------------------------------                   ----------
 (Address of principal executive offices)                     (Zip Code)


                                 (415) 494-2900
                                 --------------
              (Registrant's telephone number, including area code)

                         Consolidated Freightways, Inc.
                         ------------------------------
         (Former name or former address, if changed since last report)


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

Item 5.   Other Events.

     On May 27, 1997, CNF Transportation Inc. (the "Company") announced a proposed public offering of 2,000,000 trust convertible securities, Series A ("TECONS"). The TECONS will be issued by CNF Trust I, a newly formed Delaware business trust, and will be convertible at the option of the holder into common stock of the Company.

     The Company is filing this Current Report on Form 8-K to make generally available certain information set forth in the prospectus supplement relating to the TECONS and to avail itself of the safe harbor provided in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to any written or oral "forward-looking statements" (within the meaning of such Sections 27A and 21E) that may be made by the Company or its officers, directors or employees.

     Any such forward-looking statements are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and such statements may be incapable of being realized. In that regard, the following factors, among others and in addition to the matters discussed below, could cause actual results and other matters to differ materially from those in such forward-looking statements: changes in general business and economic conditions; increasing domestic and international competition and pricing pressure; changes in fuel prices; uncertainty regarding the Company's new contract with the United States Postal Service; labor matters, including changes in labor costs, renegotiation of labor contracts and the risk of work stoppages or strikes; changes in governmental regulations; environmental and tax matters, including the aviation excise tax and aircraft maintenance tax matters discussed herein; and matters relating to the recently completed spin-off of Consolidated Freightways Corporation. As a result, no assurance can be given as to future results of operations or financial condition.

     The information set forth below should be read in conjunction with the other information set forth and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and other documents subsequently filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act.

RISKS RELATING TO NEW POSTAL CONTRACT

     After a competitive bidding process, on April 23, 1997, the United States Postal Service (the "USPS") awarded Emery Worldwide Airlines, Inc. ("EWA"), a subsidiary of the Company, a new contract for the sortation and transportation of Priority Mail (a second-day delivery service) in portions of 13 states in the eastern United States. The Company is subject to a number of risks and uncertainties relating to the new contract between EWA and the USPS. Among other things, the contract requires that the Company lease or acquire, improve, equip and fully staff ten new Priority Mail processing centers ("PMPCs"), and further requires that five of the PMPCs be operational and performing in accordance with specified standards by late October 1997, and that all ten PMPCs be operational and performing in accordance with specified standards by late February 1998. The contract provides for the Company to pay liquidated damages if it does not meet these deadlines, but also provides for bonuses to be paid to the Company if the PMPCs become operational by required dates. The contract also contains a number of specific service standards that the Company is required to meet. In particular, the contract specifies a benchmark of 96.5% on-time and accurate handling by the Company and provides for financial disincentives, which could be substantial, if the Company fails to meet that standard.

     Establishing the new Priority Mail network will place considerable demands upon the Company, particularly as regards the deadlines by which the PMPCs must be operational and performing in accordance with specified standards. Among other things, the Company will need to locate, lease or acquire, and improve buildings to house the PMPCs; acquire, install and successfully operate mail sortation and other equipment; hire and train approximately 1,400 additional full-time employees; and integrate the operations of the new network with its existing airline and trucking transportation networks. Although the Company believes that it will be able to operate in accordance with the terms of the new contract, there can be no assurance that it will be able to do so or that capital expenditures and other costs associated with the contract will not exceed anticipated amounts.

     The USPS has indicated that the Company could receive revenues of approximately $1.7 billion over the initial 58-month term of the contract. However, this amount is an estimate and is subject to a number of assumptions and uncertainties, and there can be no assurance that the revenues actually realized by the Company under the contract will not be substantially less than this amount. Among other things, this estimate is based on assumed volumes of Priority Mail to be handled by the Company and a projected growth rate for that volume over the life of the contract and also assumes that the Company meets the performance standards established by the contract. There can be no assurance that the Company will meet these performance standards or that those volumes will actually be achieved. In that regard, the contract does not specifically set forth a minimum volume of Priority Mail to be handled by the Company.

     The contract provides that EWA is to receive a fixed price per piece of Priority Mail, subject to adjustments based on volume and percentage of on-time and accurate handling and for increases in certain wage costs, and also provides for EWA to be reimbursed for fuel costs. In light of this largely fixed price arrangement, the effect of this contract on the Company's results of operations will depend in part upon the Company's ability to manage and control its costs of providing the services called for by the contract. Although the Company believes that the contract provides opportunities to realize certain operating efficiencies, failure by the Company to effectively manage its cost of performing under the contract could have a material adverse effect on the Company.

     In addition, the award and terms of the new contract with the USPS may be subject to challenge by labor unions and competitors of the Company and the USPS. Among other things, it is possible that labor unions could initiate legal or other proceedings seeking to challenge, modify or void the contract. Such proceedings, if successful, could require material adverse changes in the terms of the contract or could lead the USPS, in certain circumstances, to terminate the contract (or certain portions thereof) under the provisions described below. In that regard, the USPS has advised the Company that both the American Postal Workers Union and Mail Handlers Union have filed grievances challenging the contract. In addition, competitors of the Company might initiate legal or other proceedings seeking to invalidate the new contract on the grounds that, among other things, it was improperly awarded. In that regard, a consulting company has filed an agency level protest of the contract with the contracting officer of the USPS. While the Company believes that, in the event of a termination of the new postal contract, the Company has the right, in certain cases, to recoup certain expenditures made in connection with the contract, to the extent that any of the foregoing proceedings were successful, they could have a material adverse effect on the Company.

     The contract may be terminated by the USPS for failure by EWA to perform its obligations thereunder and, as is common with government contracts generally, it may also be terminated by the USPS "for convenience" (i.e., without cause), although the USPS may be required, following termination for convenience, to reimburse the Company for certain expenditures associated with the contract. While the Company believes that, in certain such cases, the new contract provides it with the right to recoup certain expenditures made in connection with the contract, any termination of the contract could have a material adverse effect on the Company.


RISKS RELATING TO SPIN-OFF OF CFC

     On December 2, 1996, the Company completed the spin-off (the "Spin-Off") to its shareholders of CF MotorFreight, the Company's former long-haul, less-than-truckload ("LTL") motor carrier. The spun-off businesses are currently operating under the name of Consolidated Freightways Corporation ("CFC").

     The Company is or may be subject to substantial liabilities with respect to certain matters relating to CFC's business and operations, including, without limitation, guarantees of certain indebtedness of CFC and liabilities for employment-related and environmental matters. Although CFC is, in general, either the primary obligor or jointly and severally liable with the Company with respect to these matters, a failure to pay or other default by CFC with respect to the obligations as to which the Company is or may be, or may be perceived to be, liable, whether because of CFC's bankruptcy or insolvency or otherwise, could lead to substantial claims against the Company. As a result, any failure to pay or other default by CFC with respect to those obligations could have a material adverse effect on the Company. Moreover, the transfer of certain assets from CFC to the Company in connection with the Spin-off may be subject to review under applicable fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of CFC. Under those laws, a court could, under certain circumstances, direct the return of the transferred assets to CFC or a fund for the benefit of its creditors.


CERTAIN TAX MATTERS RELATING TO EMERY

     The Internal Revenue Service (the "IRS") has proposed adjustments that would require that Emery Air Freight Corporation ("EAFC"), a subsidiary of the Company, pay substantial additional aviation excise taxes for the period from January 1, 1990 through September 30, 1995. The Company has filed protests contesting these proposed adjustments and is engaged in discussions with the administrative conference division (Appeals Office) of the IRS.

     The Company believes that there is legal authority to support the manner in which it has calculated and paid the aviation excise taxes and, accordingly, the Company intends to continue to vigorously challenge the proposed adjustments. Nevertheless, the Company is unable to predict the ultimate outcome of this matter. As a result, there can be no assurance that the Company will not have to pay a substantial amount of additional aviation taxes for the 1990 through 1995 tax period. In addition, it is possible that the IRS may seek to increase the amount of the airline excise tax payable by EAFC for periods subsequent to September 30, 1995. As a result, there can be no assurance that this matter will not have a material adverse effect on the Company.

     In addition, the Company anticipates that the IRS will seek a substantial proposed adjustment for tax years 1987 through 1990 based on the IRS' position that certain aircraft maintenance costs should have been capitalized rather than expensed for federal income tax purposes. The Company believes that its practice of expensing these types of maintenance costs is consistent with industry practice. However, if this adjustment were to be proposed by the IRS and the issue were to be determined adversely to the Company, it could require the Company to pay substantial additional tax. The Company is unable to predict the ultimate outcome of this matter and intends to vigorously contest any such proposed adjustment. There can be no assurance, however, that this matter will not have a material adverse effect on the Company.

COMPETITION

     The trucking and air freight industries are intensely competitive and some of Con-Way's and Emery's competitors may have greater financial and other resources than the Company. (As used herein, all references to "Emery" and "Con-Way" refer to the Company's Emery Worldwide and Con-Way Transportation Services business segments.) Principal competitors of Con-Way include both national LTL companies (some of which have continued to extend into regional markets and to acquire and combine formerly independent regional carriers into inter-regional groups) and regional companies. Principal competitors of Emery include other integrated air freight carriers, air freight forwarders and international airlines and, to a lesser extent, trucking companies, passenger and cargo air carriers and others. Competition in the trucking and air freight industries is based on, among other things, freight rates, quality of service, reliability, transit times and scope of operations. Intense competition in the trucking industry, coupled with industry over-capacity, has resulted in aggressive price discounting, narrow margins and a significant number of business failures. There can be no assurance that the Company will be successful in meeting the competitive demands of the industry.

     Menlo Logistics, Inc. ("Menlo"), the Company's contract logistics subsidiary, operates in a relatively new business area and has a limited number of major competitors. Nonetheless, competition for the provision of logistics services is intense.


LABOR MATTERS

     The pilots at Emery's leased air cargo facility (the "Hub") at the Dayton International Airport in Ohio are currently considering whether to unionize;
the Company expects that they will vote on this matter in the near future.
In addition, labor unions have, from time to time, sought to unionize employees at various Company locations. There can be no assurance that efforts to unionize Company employees will not be successful, that the Company will not become subject to additional work rules imposed by agreements with labor unions, or that work stoppages or other labor disturbances will not occur in the future, any of which could have a material adverse effect on the Company. Similarly, there can be no assurance that union opposition to the Company's new contract with the USPS will not have a material adverse effect on the Company. See "--Risks Relating to New Postal Contract."


EFFECT OF ECONOMIC AND MARKET CONDITIONS

     Interest rate fluctuations, increases in fuel prices, fuel shortages, economic recession, changes in currency exchange rates, and changes in customers' business cycles and business practices are among the factors over which the Company has no control, but which may adversely affect its financial condition or results of operations. For instance, prices for both diesel and jet fuel increased significantly during 1996. The operations of the Company are primarily conducted in the United States but, to an increasing extent, are conducted in major foreign countries. As a result, the Company is subject to the foregoing factors both domestically and, to an increasing extent, internationally. See "Business" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K").


CYCLICALITY AND SEASONALITY

     The trucking and air freight industries are affected directly by general economic conditions and seasonal fluctuations, both of which affect the amount of freight to be transported. Freight shipments, operating costs and other results of operations can also be affected adversely by inclement weather conditions. The months of September and October of each year usually have the highest business levels while the months of January and February of each year usually have the lowest business levels.


GOVERNMENT REGULATIONS

     The Company's business is subject to extensive regulation by various federal, state and foreign governmental entities, and there can be no assurance that changes in applicable laws and regulations, or costs of complying with current or future laws and regulations, will not have a material adverse effect on the Company. For example, deregulation of the trucking industry allows easier access to the industry by new trucking companies, and has removed many restrictions on expansion of services by existing carriers and increased price competition. These and other factors have contributed to a consolidation in the trucking industry, as a number of trucking companies have either merged or gone out of business. Likewise, airlines such as EWA are subject to, among other things, maintenance, operating and other safety-related regulations by the Federal Aviation Administration (the "FAA"), including Airworthiness Directives promulgated by the FAA which require airlines such as EWA to make modifications to aircraft. In that regard, EWA expects that it will be required to make expenditures to reinforce the floors and modify the doors of up to 17 of its Boeing 727 aircraft to comply with Airworthiness Directives. Likewise, the relative age of EWA's aircraft fleet may increase the likelihood that the Company will be required to make expenditures in order for its aircraft to comply with future government regulations. See "Business" in the 1996 10-K.

     During recent years, operations at several airports have been subject to restrictions or curfews on arrivals or departures during certain night-time hours designed to reduce or eliminate noise for surrounding residential areas. None of these restrictions has materially affected Emery's operations. However, if such restrictions were to be imposed with respect to the airports at which Emery's activities are centered (particularly Emery's major Hub at the Dayton International Airport), and no alternative airports were available to serve the affected areas, there could be a material adverse effect on the Company. Under applicable law, the FAA is authorized to establish aircraft noise standards and the administrator of the Environmental Protection Agency is authorized to issue regulations setting forth standards for aircraft emissions. The Company believes that its present fleet of owned, leased and chartered aircraft is operating in substantial compliance with currently applicable noise and emission laws.

     The Aviation Noise and Capacity Act of 1990 established a national aviation noise policy. The FAA has promulgated regulations under this Act regarding the phase-in requirements for compliance. This legislation and the related regulations will require all of the Company's owned and leased aircraft eligible for operation in the contiguous United States to either undergo modifications or otherwise comply with Stage 3 noise restrictions in phases ending at year-end 1999. Although the ultimate cost of complying with these requirements cannot be predicted with certainty, the Company will be required to make expenditures, which could be substantial, to modify owned or leased aircraft in order to comply with these requirements.


ENVIRONMENTAL MATTERS

     The Company is subject to stringent laws and regulations that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its operations and properties. Environmental liabilities relating to the Company's properties may be imposed regardless of whether the Company leases or owns the properties in question and regardless of whether such environmental conditions were created by the Company or by a prior owner or tenant, and also may be imposed with respect to properties which the Company may have owned or leased in the past.

     The Company's operations involve the storage, handling and use of diesel and jet fuel and other hazardous substances. In particular, the Company is subject to stringent environmental laws and regulations dealing with underground fuel storage tanks and the transportation of hazardous materials. The Company has been designated as a potentially responsible party by the Environmental Protection Agency with respect to the disposal of hazardous substances at various sites, although the Company expects that its share of the clean-up costs will not have a material adverse effect on the Company. In addition, the Company expects that the costs of complying with existing and future environmental laws and regulations will continue to increase. There can be no assurance that matters relating to environmental conditions or compliance with environmental laws will not have a material adverse effect on the Company.


CERTAIN ANTITAKEOVER PROVISIONS

     The Company's Amended Certificate of Incorporation and Bylaws contain certain provisions which may have the effect of delaying, deferring or preventing a change of control of the Company. In addition, the Company is subject to Section 203 of the Delaware General Corporation Law, which limits the ability of a publicly held Delaware corporation such as the Company from engaging in a "business combination" with an "interested stockholder" for a certain period of time. Moreover, the approval of holders of at least two-thirds of the outstanding shares of the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") is required, under certain circumstances, for a consolidation or merger of the Company or the sale or other transfer of certain assets of the Company. The foregoing provisions may deter any potential unfriendly offers or other efforts to obtain control of the Company and could deprive shareholders of opportunities to realize a premium on shares of the Company's common stock ("Common Stock") held by them.


PROVISIONS OF CERTAIN INDEBTEDNESS

     Holders of the Company's outstanding 9 1/8% Notes due 1999 and certain restructured notes issued by the Company's Thrift and Stock Plan (the "TASP") which are guaranteed by the Company have the right to require the Company to repurchase such notes upon the occurrence of certain changes in control of the Company or similar events coupled with certain declines in the credit rating on the Company's long-term senior debt; the aggregate principal amount of the 9 1/8% notes due 1999 and the restructured TASP notes outstanding at March 31, 1997 was $117.7 million and $30.7 million, respectively. Holders of non-restructured notes issued by the TASP with an outstanding principal amount of $113.1 million at March 31, 1997 have the right to require that the Company repurchase such notes if, among other things, both Moody's and Standard & Poor's have publicly rated the Company's long-term senior debt at less than investment grade, unless, within 45 days, the Company shall have obtained, through a guarantee, letter of credit, other permitted credit enhancement or otherwise, a credit rating for such notes of at least "A" from Moody's or Standard & Poor's (or another nationally recognized rating agency selected by the holders of such notes) and shall maintain a rating on such notes of "A" or better thereafter. The Company's long-term senior debt is currently rated Baa3 by Moody's and BBB- by Standard & Poor's, which are the minimum investment grade ratings from those agencies. Holders of both the restructured and non-restructured TASP notes also have the right to require the Company to repurchase the notes, in whole or in part, on July 1, 1999. In addition, the Company's $350 million bank credit facility, which is guaranteed by the Company's material subsidiaries, permits the lenders to require immediate repayment of all borrowings thereunder upon a change of control or similar event with respect to the Company. The occurrence of any event or condition requiring the Company to repurchase or repay any such notes or borrowings could have a material adverse effect on the Company. Moreover, there can be no assurance that the Company would have sufficient funds to repurchase or repay such notes or borrowings in the event that it were required to do so or that it would be able to arrange financing for that purpose.

     Certain of the Company's debt instruments contain restrictive covenants that could limit the amount of dividends payable by the Company. In particular, under the terms of the restructured notes issued by the TASP, the Company is restricted from paying dividends in an aggregate amount in excess of $10 million plus one-half of its cumulative adjusted consolidated net income from November 3, 1992. As of March 31, 1997, the Company would have been permitted to pay approximately $112.2 million of dividends on its Common Stock under the terms of the restructured TASP notes.


POSSIBLE VOLATILITY OF STOCK PRICE

     The trading price of the Common Stock is subject to fluctuations in response to a variety of factors, including quarterly variations in operating results, conditions in the trucking and air freight industries generally, comments or recommendations issued by analysts who follow the Company, its competitors or the industry segments in which it operates, and general economic and market conditions. In addition, the stock market has from time to time experienced extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded. Market fluctuations may adversely affect the market price of the Common Stock. Accordingly, there can be no assurance that the market price of the Common Stock will not be subject to substantial fluctuations in the future.

                                   MANAGEMENT

The directors and principal operating management of the Company are set forth below:

--------------------------------------------------------------------------------

 NAME                      AGE TITLE
------------------------------------------------------------------------------
 Donald E. Moffitt........ 65  Director, Chairman of the Board, President and
                               Chief Executive Officer
 Robert Alpert............ 65  Director
 Earl F. Cheit............ 70  Director
 Richard A. Clarke........ 67  Director
 Margaret G. Gill......... 57  Director
 Robert Jaunich II........ 57  Director
 W. Keith Kennedy, Jr..... 53  Director
 Richard B. Madden........ 68  Director
 Michael J. Murray........ 52  Director
 Robert D. Rogers......... 60  Director
 William J. Schroeder..... 52  Director
 Robert P. Wayman......... 51  Director

 Gregory L. Quesnel....... 49  Executive Vice President and Chief Financial
                                Officer
 David I. Beatson......... 49  Senior Vice President of the Company, President
                                and Chief Executive Officer of Emery Air
                                Freight Corporation
 Robert T. Robertson...... 55  Senior Vice President of the Company, President
                                and Chief Executive Officer of Con-Way
                                Transportation Services, Inc.
 Eberhard G. H.            53  Senior Vice President, General Counsel and
  Schmoller...............      Secretary
 John H. Williford........ 40  President and Chief Executive Officer of Menlo
                                Logistics, Inc.

     Donald E. Moffitt, Chairman of the Board, President and Chief Executive Officer of the Company, has advised the Company's Board of Directors that, consistent with prior discussions, he intends to relinquish the office of President during 1997 and to retire as Chief Executive Officer in 1998. The Board of Directors has begun the process of selecting a successor to Mr. Moffitt. It is anticipated that the successor to Mr. Moffitt will be named President and, initially, Chief Operating Officer.

     A registration statement relating to the TECONS has been filed with the Securities and Exchange Commission. This Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of the TECONS in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Copies of the preliminary prospectus supplement relating to the TECONS may be obtained by contacting Daniel Boncic, J.P. Morgan & Co., 60 Wall Street, New York, New York, 10260.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CNF Transportation Inc.
                                         (Registrant)



Date:  May 27, 1997
                                         -----------------------------
                                         Gregory L. Quesnel
                                         Executive Vice President and
                                         Chief Financial Officer